Exhibit 99.1
Cross Country Healthcare to Hold Third Quarter 2024 Earnings Conference Call on Wednesday, November 6, 2024
BOCA RATON, Fla.—October 18, 2024—Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its third quarter 2024 financial results on Wednesday, November 6, 2024 at 5:00 p.m. Eastern Time. Cross Country Healthcare, Inc. (the “Company”) intends to distribute its earnings press release after market close on Wednesday, November 6, 2024.
This call will be webcast live and can be accessed at the Company’s website at ir.crosscountry.com or by dialing 888-566-1290 from anywhere in the U.S. or by dialing 773-799-3776 from non-U.S. locations – Passcode: Cross Country. A replay of the webcast will be available from November 6th through November 20th on the Company’s website and a replay of the conference call will be available by telephone by calling 800-835-4610 from anywhere in the U.S. or 203-369-3352 from non-U.S. locations – Passcode: 4915.
About Cross Country Healthcare
Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with 38 years of industry experience and insight. We help clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data-driven insights. Diversity, equality, and inclusion is at the heart of the organization’s overall corporate social responsibility program, and closely aligned with our core values to create a better future for its people, communities, and its stockholders.
Copies of this and other news releases, as well as additional information about the Company, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company's press releases, filings with the Securities and Exchange Commission, and other notices by e-mail.
CONTACT:
Cross Country Healthcare, Inc.
Josh Vogel, 561-237-8310
Vice President, Investor Relations
jvogel@crosscountry.com
Source: Cross Country Healthcare, Inc.